As filed with the Securities and Exchange Commission on April 19, 2006.
================================================================================

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                               __________________

                                    Form S-8
                               __________________

                          Registration Statement Under
                           The Securities Act of 1933


                               SpeechSwitch, Inc.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



          New Jersey                                            20-1862733
--------------------------------------------------------------------------------
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)



         750 Highway 34
           Matawan, NJ                                             07747
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:            (732) 441-7700




                               SpeechSwitch, Inc.
                            2005 Stock Incentive Plan
                                       and
                               SpeechSwitch, Inc.
               2005 Directors' and Officers' Stock Incentive Plan
               --------------------------------------------------
                              (Full title of Plan)



                Bruce Knef, President and Chief Executive Officer
                               SpeechSwitch, Inc.
                                 750 Highway 34
                                Matawan, NJ 07747
                                 (732) 441-7700
             -------------------------------------------------------
             (Name, address, including Zip Code and telephone number
                    including area code of agent for service)


                                 With a Copy to:

                             Lawrence A. Muenz, Esq.
                               Meritz & Muenz LLP.
                                2021 O Street, NW
                              Washington, DC 20036
                                 (202) 787-1964

================================================================================

CALCULATION OF REGISTRATION FEE
-------------------------------


TITLE OF EACH     PROPOSED        PROPOSED
CLASS OF          MAXIMUM         MAXIMUM          AMOUNT OF        TOTAL
SECURITIES TO     AMOUNT TO BE    OFFERING PRICE   AGGREGATE        REGISTRATION
BE REGISTERED     REGISTERED      PER UNIT (b)     OFFERING PRICE   FEE
================================================================================
Class A
Common Stock     6,500,000 (a)      $.026            $104,000        $18.03
================================================================================

(a) Price calculated in accordance with Rule 457(c) of the regulations promulgated under Securities Act of 1933.

Approximate date of proposed sale to the public: This Registration Statement shall become effective upon filing with the Commission.



                                EXPLANATORY NOTE

         This registration statement contains two parts. Part I contains a re-offer prospectus prepared in accordance with Part I of Form S-3 in accordance with Instruction C of the General Instructions to Form S-8. Subject to the volume limitations of Rule 144(e) of the Securities Act of 1933, the re-offer prospectus may be used for re-offers or re-sales on a continuous or delayed basis in the future of the 3,250,000 shares of Class A Common Stock issued under the SpeechSwitch, Inc. 2005 Stock Incentive Plan and 3,250,000 shares authorized under the SpeechSwitch, Inc. 2005 Directors' and Officers' Stock Incentive Plan.
Part II contains information required in this registration statement under Part II of Form S-8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I, Items 1 and 2 of Form S-8, will be sent or given to any recipient of a stock option or stock award in accordance with Form S-8 and Rule 428(b)(1) of the Securities Act. We will furnish without charge to any person to whom information is required to be delivered, upon written or oral request, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement, which documents are incorporated by reference in the Section 10(a) prospectus, and any other documents required to be delivered to them under Rule 428(b) of the Securities Act. Requests should be directed to SpeechSwitch, Inc. 750 Highway 34, Matawan, NJ 07747. Our telephone number is (732) 441-7700. The re-offer prospectus follows this paragraph.

                                   PROSPECTUS

                               SPEECHSWITCH, INC.

                   6.5 million shares of Class A Common Stock

         The shares of SpeechSwitch, Inc. Class A Common Stock being offered under this prospectus are being offered by the employees, independent contractors and agents of SpeechSwitch, Inc. issued to them upon the exercise of stock options or the issuance of a stock awards pursuant to the SpeechSwitch, Inc. 2005 Stock Incentive Plan and by directors and officers issued to them upon the exercise of stock options or the issuance of a stock awards pursuant to the SpeechSwitch, Inc. 2005 Directors' and Officers' Stock Incentive Plan. Our common stock trades on the NASD Over the Counter Bulletin Board under the symbol "SSWC". On April 16, 2006 the high and low sale prices for a share of our common stock were $.026 and $.026, respectively.

         The mailing address and telephone number of our principal executive offices are: SpeechSwitch, Inc., 750 Highway 34, Matawan, NJ 07747, (732) 441-7700.

                               ___________________


                  INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
                        PLEASE SEE "RISK FACTORS" HEREIN.

                               ___________________

         This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

                               ___________________


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is April 19, 2006

                                     SUMMARY

         This registration statement covers 3,250,000 shares of Class A Common Stock, no par value per share of SpeechSwitch, Inc. ("SpeechSwitch" or the "Company") that may be issued under the 2005 Stock Incentive Plan (the "Plan") and 3,250,000 shares of Class A Common Stock, no par value per share of SpeechSwitch that may be issued under the 2005 Directors' and Officers' Stock Incentive Plan (the "Directors' and Officers' Plan"). The Board of Directors of SpeechSwitch approved both plans initially on December 12, 2005.

BACKGROUND

OVERVIEW

         SpeechSwitch, Inc., which we refer to in this prospectus as "SpeechSwitch," "we", "us" or "the Company," was incorporated in New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice, Inc. ("iVoice"). While iVoice has been engaged in the speech recognition software and computerized telephony business since 1997, iVoice management seeks to leverage the value of underutilized developed technology and believes that the transition to an independent company will provide SpeechSwitch with greater access to capital. This should provide needed financial resources to potentially penetrate the market and distribute the product. In connection with the reorganization of iVoice, immediately prior to the distribution by dividend by iVoice to all of its stockholders of up to 10,050,000 shares of the Company's Class A Common Stock (the "Distribution") on August 5, 2005, iVoice transferred to SpeechSwitch its lines of business relating to its Speech Enabled Auto Attendant, Name Dialer and Speech Software Developers Kit (Speech SDK) products, which we refer to collectively in this prospectus as its speech recognition software business and related liabilities, including all intellectual property of iVoice relating to the speech recognition software business. As such, SpeechSwitch now owns and operates iVoice's speech recognition software business. iVoice retained cash assets of approximately $11.1 million, no part of which was or will be transferred to SpeechSwitch and operating assets consisting of its iVoiceMail software and its portfolio of patents and patent rights. iVoice will also continue to seek additional operating income opportunities through potential acquisitions or investments.

         SpeechSwitch is a development stage company. SpeechSwitch may seek to expand its operations through additional sales and marketing activity and the acquisition of additional businesses. Any potential acquired additional businesses may be outside the current field of operations of SpeechSwitch. SpeechSwitch may not be able to identify, successfully integrate or profitably manage any such businesses or operations. Currently, SpeechSwitch has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

ABOUT US

         SpeechSwitch was incorporated in New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice, Inc. SpeechSwitch received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology 3, Inc., a Nevada corporation and affiliate of SpeechSwitch. These agreements, contracts, understandings and other instruments consisted of financing documentation, employment agreements and an administrative services agreement with iVoice. Since this assignment, iVoice Technology 3 has no operating business, assets or known liabilities, and is currently in the process of being dissolved. When we refer to or describe any agreement, contract or other written instrument of SpeechSwitch in this prospectus, such references may be to an agreement, contract or other written instrument that had been entered into by iVoice Technology 3 and assigned to SpeechSwitch.

OUR BUSINESS

         We develop market and license the lines of business relating to iVoice's Speech- Enabled Auto Attendant, Name Dialer and Speech Software Developers Kit (Speech SDK) products, which were developed by iVoice. Speech recognition is used to recognize what a person says, and through the use of natural language understanding, derives the meaning of what is said. The Company also offers a range of support services that enable its customers and channel partners to develop voice-driven applications that use the Company's software. Our products are designed to be "people oriented", with features that can be readily used with out special training and manuals. Our product line of Speech SDK, incorporate this philosophy. SpeechSwitch markets, promotes and sells its speech-enabled products primarily through telephony reseller channels. The Company also sell direct to end users in geographic locations where an authorized reseller does not exist. On direct sales orders, the Company is able to achieve greater profit margins through higher direct selling prices.

PRODUCTS AND SERVICES

         Our products use standard open-architecture PC platforms and Microsoft Windows 2000 operating systems, thereby facilitating the rapid adoption of new PC-based technologies while reducing overall product costs. We concentrate our product development efforts on software rather than hardware because we believe that the most efficient way to create product value is to emphasize software solutions that meet customers' needs. We have recently adapted our applications to integrate with different manufacturer telephone switches through the use of Telephony Application Program Interface or "TAPI". The use of TAPI, allows iVoice to integrate our applications into different telephone manufacturers Private Branch Exchange systems or "PBX's", eliminating the need for costly additional external hardware. We have traditionally used standard PC-related hardware components in our products, in part, to limit our need to manufacture components. Our manufacturing operations consist only of the installation of our proprietary software and, if required, a voiceboard into a fully assembled PC system which we obtain from several different vendors. The Company obtains system components such as PCs, circuit boards, application cards, faxboards, and voiceboards from various suppliers.

         Our flagship product is our Speech-enabled Auto Attendant product. The Auto Attendant engages callers in a natural language dialog and is ready to transfer a caller to an extension for the party the caller is trying to reach at any time. Callers can interrupt the Auto Attendant at any time by barging in on the prompts and simply saying the name of the person or department they wish to speak to.

         We have met interoperability standards with several leading PBX manufacturers for Auto Attendant. To date, rigorous testing and compatibility studies have developed into co-marketing arrangements with Avaya for its Partner, Magic and IP Office Platforms, 3Com, for its NBX(R) platform, Artisoft for its TeleVantage(R) Communication server, and AltiGen's AltiServ(R) for its phone systems. These recent platform integrations add to several others previously completed, including a Siemens Ready(TM) certification, NEC Fusion Strategic Alliance, Toshiba Stratus, and Sprint North Supply.

         Through these co-marketing arrangements and strategic alliances, we will attempt to capture significant market share in the business communication solution market by expanding distribution through these manufacturers' authorized reseller networks. To date, no significant revenues have been generated as a result of any such co-marketing arrangements or alliances.

         Our Name Dialer product is an automatic phone dialing system. The system imports the necessary contact information for dialing (names and phone numbers) from a variety of sources including, but not limited to, Microsoft Outlook, ACT, and Gold Mine. The imported names are then transcribed, through software, into a set of phonemes that are used for voice recognition. When the end user picks up the handset, the call is automatically transferred through the PBX, to the Name Dialer application running on a server machine. The user simply says the name of the person (whose name came from the contact list) and the Name Dialer places the call.

         Our Speech SDK product is a unique tool for software application developers which provides the ability to convert common command and control functions to speech commands. The SDK allows software developers to write applications that can treat a user's voice as an input device, such as mouse, keyboard, or joystick. In addition to telephony applications, the SDK can be used to incorporate speech recognition into games, handheld devices and even household appliances.

         The following is a list of Speech-enabled applications, which the Company has developed, and is available for sale:

         Speech Enabled Auto Attendant. Any business can improve customer service and streamline the call handling process by allowing callers to reach their intended party by simply saying the appropriate name. Our speech recognition system is extremely accurate and reliable. The Speech Enabled Auto Attendant can significantly reduce or eliminate cumbersome dial by name or extension number menus and can be implemented without duplicating an organizations existing voicemail application.

         iVoice Name Dialer is an automatic phone dialing system. The system imports the necessary contact information for dialing (names and phone numbers) from a variety of sources including, but not limited to, Microsoft Outlook, ACT, and Gold Mine. The imported names are then transcribed, through software, into a set of phonemes that are used for voice recognition. When the end user picks up the handset, the call is automatically transferred through the PBX, to the Name Dialer application running on a server machine. The user simply says the name of the person (whose name came from the contact list) and the Name Dialer places the call.

         iVoice Speech Directory allows employees to pick up their phone, say the name of a co-worker they wish to speak to, and the Speech Directory will transfer the call. Just by speaking the person's name, the Speech Directory can also return an internal pager number, cell numbers and email listings through a voice activated telephony directory.

         iVoice Speech Software Developers Kit (SDK) iVoice Speech SDK is a unique tool for software application developers which provides the ability to convert common command and control functions to speech commands. The SDK allows software developers to write applications that can treat a user's voice as an input device, such as mouse, keyboard, or joystick. In addition to telephony applications, the SDK can be used to incorporate speech recognition into games, handheld devices and even household appliances.

MARKETING AND DISTRIBUTION

         SpeechSwitch markets, promotes and sells its speech-enabled products through telephony reseller channels, telephone equipment manufacturer distributor networks as well as directly to end users. Management believes it can leverage those resellers' existing customer bases and obtain a wider distribution network for its products through already established channels. The Company also sells direct to end users in geographic locations where an authorized reseller does not exist. On direct sales orders, the Company is able to achieve greater profit margins through higher direct selling prices SpeechSwitch has focused its efforts on developing its dealer and reseller channels. Management believes it can leverage already existing telephone equipment manufacturer reseller channels by integrating its speech recognition software directly into their established revenue producing product lines. We estimate that each major telephony equipment manufacturer has an estimated 150-600 authorized dealers and resellers throughout North America. The introduction of an entirely TAPI (Telephone Application Program Interface) based Speech Enabled Auto Attendant and Name Dialer, allows integration into different PBX systems (telephone switches) without the need for additional hardware devices making for a more economical installation. Although concentration on resellers is the predominate and preferred sales channel, the Company also sells directly to end-users via its direct sales force providing management with information on market trends and changing customer needs. The direct channel also provides an avenue more suitable for SpeechSwitch applications that often require customized development, which is usually difficult to provide through the reseller network.

         Our marketing strategy emphasizes our user-friendly PC-based processing applications that offer integrated access to a broad range of communication mediums with other people and information sources. Our strategy is built around the following basic elements:

         EMPHASIZE SOFTWARE, NOT HARDWARE. We concentrate our development efforts on software that meets our clients' needs rather than on designing or modifying hardware. This allows us to create the most value from our products and results in significantly higher profit margins than systems and applications that require expensive hardware components.

         USE OF STANDARD, MICROSOFT WINDOWS-BASED ARCHITECTURE, OPEN SYSTEMS AND HARDWARE. Our products use standard, open-architecture PC platforms and operating systems rather than proprietary computer hardware and operating systems. As a result, we can quickly adapt to new PC-based technologies, leveraging the substantial investments made by third parties in developing these new technologies for the PC environment. In addition, using readily available hardware components and software minimizes our manufacturing activity and thereby reduces the overall cost of our products.

         FOCUS ON SMALL TO MEDIUM SIZED BUSINESSES AND CORPORATE DEPARTMENT. Our products are designed for use by small to medium sized businesses and corporate departments utilizing telephones in a wide range of markets, including manufacturing, retail, service, healthcare, and government. Our products offer features offered by large proprietary call processing systems, but at a more affordable price.

         DEVELOP USER-FRIENDLY PRODUCTS. We aim to make our products as easy as possible to install, maintain, and use. We accomplish this by incorporating product features that can be used without special training or manuals. Our products use a familiar graphical user interface that makes system administration and maintenance possible for almost any common PC user.

         MINIMIZE DISTRIBUTION OVERHEAD. We are able to achieve broad market coverage in the U.S. via a nationwide network of independent telephone system dealers, and original-equipment-manufacturers, or "OEMs." This structure both minimizes our selling overhead and maximizes our product exposure, and allows us to focus our resources on product development.

NEW PRODUCTS

         We are currently engaged in future research and development to add features and upgrades to versions of the speech recognition software or other products. These features and upgrades include word spotting and refinement of our phonetic dictionary.

         SpeechSwitch considers its current products to be competitive with products offered by others in its industry segment. It does not foresee spending any significant capital on new product development in the foreseeable future.

COMPETITION

         A number of companies have developed, or are expected to develop, products that compete with our products. Our competitors include IBM, Microsoft, Philips Electronics, Intervoice, and Nuance. Our competitors may combine with each other, and other companies may enter our markets by acquiring or entering into strategic relationships with our competitors. Current and potential competitors have established, or may establish, cooperative relationships among themselves or with third parties to increase the abilities of their advanced speech and language technology products to address the needs of our prospective customers.

         Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, product development and marketing resources, greater name recognition and larger customer bases than we do. Our present or future competitors may be able to develop products comparable or superior to those we offer, adapt more quickly than we do to new technologies, evolving industry trends and standards or customer requirements, or devote greater resources to the development, promotion and sale of their products than we do. Accordingly, we may not be able to compete effectively in our markets and competition may intensify and future competition may harm our business.

         We believe that the principal competitive factors affecting our market include the breadth and depth of solutions, product quality and performance, core technology, product scalability and reliability, product features, customer service, the ability to implement solutions, the value of a given solution, the creation of a base of referenceable customers and the strength and breadth of reseller and channel relationships. Although we believe that our solutions currently compete favorably with respect to these factors, particularly with respect to product quality and performance, no assurance can be given that our competitors will not develop new technologies or enhancements to their existing products or introduce new products that will offer superior price or performance features. We expect our competitors to offer new and existing products at prices necessary to gain or retain market share. Certain of our competitors have substantial financial resources, which may enable them to withstand sustained price competition or a market downturn better than us. There can be no assurance that we will be able to compete successfully in the pricing of our products, or otherwise, in the future.

         No assurance can be given that our competitors will not develop new technologies or enhancements to their existing products or introduce new products that will offer superior price or performance features. We expect our competitors to offer new and existing products at prices necessary to gain or retain market share. Certain of our competitors have substantial financial resources, which may enable them to withstand sustained price competition or a market downturn better than us. There can be no assurance that we will be able to compete successfully in the pricing of our products, or otherwise, in the future.

         As is customary in the telecommunications industry, the Company produces its products from readily available components purchased from a variety of manufacturers. Printed circuit boards and housings are contracted for manufacture according to Company specifications from among many available suppliers. The business of the Company is not seasonal. The Company maintains no special arrangements relating to working capital items, and as far as it is aware this is standard in the industry. The Company is not subject to environmental protection regulations during the foreseeable future. The Company has spent nothing on research and development in the last three fiscal years. None of the Company's present business is subject to renegotiation of profits or termination of contracts or subcontracts at the election of the government.

SUPPLIERS

         Our suppliers include Dialogic Corporation (an Intel company) that distributes through a network of resellers for voiceboards, and Hewlett-Packard, Dell and P.C. Mall for computer hardware components. Since our products are based and run on standard PC architecture and as result of iVoice's recent integration with TAPI, we do not rely on any one specific supplier for its system components. We have not experienced any supply shortages with respect to the components used in systems or developed applications.

CUSTOMERS

         Direct customers are comprised of businesses, organization and corporate departments that use telephones as a principal means of communications. Specifically, the end users of our products seek to automate the call process for incoming callers in order to improve customer service and increase productivity. The SpeechSwitch products seek to fulfill these customer needs. Customers who seek to automate the call process for outbound calling are primary targets for the SpeechSwitch product line.

         Wholesale customers include value added resellers and distributors of telephony equipment throughout North America.

         We do not rely on any one specific customer for any significant portion of our revenue base.

         We generally require customers to pay 50% down on any turnkey applications purchased, with the balance due when installation has been completed. Software only sales require cash-on-delivery or prepayment before shipping except for dealers and resellers, which subject to credit approval are given 30 day payment terms. We accept checks or Visa/MasterCard.

         Approximately 70% of our revenues are derived from customers located in the northeast U.S. The remaining 30% are from customers located elsewhere in the continental U.S.

U.S. PATENTS AND TRADEMARKS

Intellectual Property Rights

         We regard some features of our speech recognition software and documentation to be proprietary intellectual property. We have been and will be dependent in part on our ability to protect our proprietary technology. We will seek to use copyright, trademarks, trade secret laws, confidentiality agreements and other measures if necessary to establish and protect our rights in our proprietary technology. We have not filed any provisional patent applications with respect to some of our application and intellectual property rights. We are currently reviewing our technologies and processes with our patent attorneys to determine if it is possible to obtain any patents or statutory copyrights on any of our proprietary technology, which we believe to be material to our future success. If we were to file for any patent or copyright protection, we cannot be certain that others will not develop substantially equivalent or superseding proprietary technology before any patent or copyright protection is awarded to us. Any provisional patent application requires that we file one or more non-provisional patent applications within 12 months from the date of filing to specify the claims asserted for patent protection. Furthermore, there can be no assurance that any confidentiality agreements between our employees and us will provide meaningful protection of our proprietary information in the event of any unauthorized use or disclosure of such proprietary information.

         There can be no assurance that we will not become the subject of claims of infringement with respect to intellectual property rights associated with our products. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any such claims could be time consuming and could result in costly litigation or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims.

GOVERNMENT REGULATION

         We are subject to licensing and regulation by a number of authorities in their respective state or municipality. These may include health, safety, and fire regulations. Our operations are also subject to federal and state minimum wage laws governing such matters as working conditions and overtime.

         We are not subject to any necessary government approval or license requirement in order to market, distribute or sell our principal or related products other than ordinary federal, state, and local laws, which governs the conduct of business in general. We are unaware of any pending or probable government regulations that would have any material impact on the conduct of business.

RESEARCH AND DEVELOPMENT

         Our research and development efforts focus on enhancing our existing product line and the development of new products that integrate with our existing products. We continually seek to improve our core speech recognition technology through ease of use, broader application and increased accuracy. We employ qualified technical personnel to strengthen our product line.

         For the year ending December 31, 2005, research and development expenditures consisted of $46,685 in salaries and wages to technical staff and $0 in technical hardware supplies, software tool-kits and technical publications. For the year ending December 31, 2004, research and development expenditures consisted of $23,663 in salaries and wages to technical staff and $2,298 in technical hardware supplies, software tool-kits and technical publications.

LICENSES

         We have a worldwide, non-exclusive, irrevocable, royalty-free, fully paid license from Entropic, Inc., a Microsoft company, to incorporate their speech engine into customized software applications for our customers.

EMPLOYEES

         As of December 31, 2005, we had three full-time employees and one part-time employee. None of our employees are represented by a labor organization and we are not a party to any collective bargaining agreements. We consider our relationship with our employees generally to be good.

         In addition to other information in this Annual Report on Form 10-KSB, the following important factors should be carefully considered in evaluating the Company and its business because such factors currently have a significant impact on the Company's business, prospects, financial condition and results of operations.

                                  RISK FACTORS

         You should carefully consider each of the following risk factors and all of the other information in this information statement. The following risks relate principally to the offering and SpeechSwitch's business.

         If any of the following risks and uncertainties develops into actual events, the business, financial condition or results of operations of SpeechSwitch could be materially adversely affected. If that happens, the trading price of SpeechSwitch shares could decline significantly.

         The risk factors below contain forward-looking statements regarding the offering and SpeechSwitch. Actual results could differ materially from those set forth in the forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Statements" below.

RISKS RELATED TO OUR BUSINESS

WE HAVE A LIMITED OPERATING HISTORY.

         We did not begin our voice-recognition business until December 1997. Accordingly, we have a limited operating history on which to base an evaluation of our business and prospects.

WE HAVE HISTORICALLY LOST MONEY AND MAY CONTINUE TO LOSE MONEY IN THE FUTURE.

         We have historically lost money. For the years ended December 31, 2005 and 2004, we had net losses of $767,540 and $867,050, respectively, and net losses of $0.08 and $0.09 per share, respectively. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems because our operations are not profitable. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

WE CANNOT ACCURATELY FORECAST OUR FUTURE REVENUES AND OPERATING RESULTS, WHICH MAY FLUCTUATE.

         Our short operating history and the rapidly changing nature of the markets in which we compete make it difficult to accurately forecast our revenues and operating results. Furthermore, we expect our revenues and operating results to fluctuate in the future due to a number of factors, including the following:

         o    the timing of sales of our products and services;

         o the timing of product implementation, particularly large design projects;

         o    unexpected delays in introducing new products and services;

         o increased expenses, whether related to sales and marketing, product development, or administration;

         o deferral in the recognition of revenue in accordance with applicable accounting principles, due to the time required to complete projects;

         o    the mix of product license and services revenue; and

         o costs related to possible acquisitions of technology or businesses.


WE MAY FAIL TO DEVELOP NEW PRODUCTS, OR MAY INCUR UNEXPECTED EXPENSES OR DELAYS.

         Although we currently have fully developed products available for sale, we are also developing various new technologies, products and product features and will rely on them to remain competitive. Due to the risks inherent in developing new products and technologies--limited financing, competition, obsolescence, loss of key personnel, and other factors--we may fail to develop these technologies and products, or may experience lengthy and costly delays in doing so. Although we are able to license some of our technologies in their current stage of development, we cannot assure that we will be able to develop new products or enhancements to our existing products in order to remain competitive.

IF WE CANNOT RAISE ADDITIONAL CAPITAL TO FINANCE FUTURE OPERATIONS, WE MAY NEED TO CURTAIL OUR OPERATIONS IN THE FUTURE.

         We have relied on significant external financing to fund our operations. Such financing has historically come from a combination of borrowings and sales of securities from third parties and funds provided by certain officers and directors. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. While we have recently raised sufficient working capital to fund our operations for at least the next 24 months, we will need to raise additional capital to fund our future operations.

BECAUSE OUR VOICE-RECOGNITION BUSINESS IS STILL EVOLVING, WE MAY EXPERIENCE DIFFICULTIES THAT COULD PREVENT US FROM BECOMING PROFITABLE.

         Because voice-recognition products are still evolving, we may experience the difficulties frequently encountered by companies in the early stage of development in new and evolving markets. These difficulties include the following:

         o substantial delays and expenses related to testing and developing of our new products;

         o marketing and distribution problems encountered in connection with our new and existing products and technologies;

         o    competition from larger and more established companies;

         o    delays in reaching our marketing goals;

         o difficulty in recruiting qualified employees for management and other positions;

         o    lack of sufficient customers, revenues and cash flow; and

         o    limited financial resources.

         We may continue to face these and other difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these problems, our business will suffer and our stock price could decline.

IF OUR TECHNOLOGIES AND PRODUCTS CONTAIN DEFECTS OR OTHERWISE DO NOT WORK AS EXPECTED, WE MAY INCUR SIGNIFICANT EXPENSES IN ATTEMPTING TO CORRECT THESE DEFECTS OR IN DEFENDING LAWSUITS OVER ANY SUCH DEFECTS.

         Voice-recognition products are not currently accurate in every instance, and may never be. Furthermore, we could inadvertently release products and technologies that contain defects. In addition, third-party technology that we include in our products could contain defects. We may incur significant expenses to correct such defects. Clients who are not satisfied with our products or services could bring claims against us for substantial damages. Such claims could cause us to incur significant legal expenses and, if successful, could result in the plaintiffs being awarded significant damages. Our payment of any such expenses or damages could prevent us from becoming profitable.

OUR SUCCESS IS HIGHLY DEPENDENT UPON OUR ABILITY TO COMPETE AGAINST COMPETITORS THAT HAVE SIGNIFICANTLY GREATER RESOURCES THAN WE HAVE.

         The call-processing and voice-recognition industries are highly competitive, and we believe that this competition will intensify. The segment of the voice-recognition industry that supplies call-processing systems to businesses is also extremely competitive. Many of our competitors have longer operating histories, significantly greater financial, technical, product development and marketing resources, greater name recognition and larger client bases than we do. Our competitors could use these resources to develop products that are more effective or less costly than any or all of our products or that could render any or all of our products obsolete. Our competitors could also use their economic strength to influence the market to continue to buy their existing products. Industry analysts recognize Nuance Communications, Inc. and SpeechWorks International, Inc., a wholly-owned subsidiary of ScanSoft, Inc., as the market leaders in our industry. Nuance sells software to a broad range of companies directly and through a channel of resellers. Nuance's five largest resellers, based on revenue in 2002, were Nortel Networks, Edify (a subsidiary of S1 Corporation), Motorola, Syntellect and Avaya. Speechworks' clients include, among others, America Online, Amtrak, AT&T, Aetna, Bell Canada, Continental Airlines, Ford Motor Company, France Telecom, GMAC Commercial Mortgage, Jaguar Cars, Microsoft, Neiman Marcus, Nortel Networks, Quantas Airlines, The Boeing Company, The Hartford Insurance, Thrifty Car Rental, Ticketmaster, United Airlines, U.S. Postal Service, Wachovia/First Union Corporation, Yahoo.

PROTECTING OUR INTELLECTUAL PROPERTY IN OUR TECHNOLOGY THROUGH PATENTS MAY BE COSTLY AND INEFFECTIVE AND IF WE ARE NOT ABLE TO PROTECT OUR INTELLECTUAL PROPERTY, WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AND WE MAY NOT BE PROFITABLE.

         Our future success depends in part on our ability to protect the intellectual property for our technology by obtaining patents. We will only be able to protect our products and methods from unauthorized use by third parties to the extent that our products and methods are covered by valid and enforceable patents or are effectively maintained as trade secrets.

         The protection provided by our patents, and patent applications if issued, may not be broad enough to prevent competitors from introducing similar products into the market. Our patents, if challenged or if we attempt to enforce them, may not be upheld by the courts of any jurisdiction. Numerous publications may have been disclosed by, and numerous patents may have been issued to, our competitors and others relating to methods of dialysis of which we are not aware and additional patents relating to methods of dialysis may be issued to our competitors and others in the future. If any of those publications or patents conflict with our patent rights, or cover our products, then any or all of our patent applications could be rejected and any or all of our granted patents could be invalidated, either of which could materially adversely affect our competitive position.

         Litigation and other proceedings relating to patent matters, whether initiated by us or a third party, can be expensive and time consuming, regardless of whether the outcome is favorable to us, and may require the diversion of substantial financial, managerial and other resources. An adverse outcome could subject us to significant liabilities to third parties or require us to cease any related development product sales or commercialization activities. In addition, if patents that contain dominating or conflicting claims have been or are subsequently issued to others and the claims of these patents are ultimately determined to be valid, we may be required to obtain licenses under patents of others in order to develop, manufacture use, import and/or sell our products. We may not be able to obtain licenses under any of these patents on terms acceptable to us, if at all.

         If we do not obtain these licenses, we could encounter delays in, or be prevented entirely from using, importing, developing, manufacturing, offering or selling any products or practicing any methods, or delivering any services requiring such licenses.

IF WE ARE NOT ABLE TO PROTECT OUR TRADE SECRETS THROUGH ENFORCEMENT OF OUR CONFIDENTIALITY AND NON-COMPETITION AGREEMENTS, THEN WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AND WE MAY NOT BE PROFITABLE.

         We attempt to protect our trade secrets, including the processes, concepts, ideas and documentation associated with our technologies, through the use of confidentiality agreements and non-competition agreements with our current employees and with other parties to whom we have divulged such trade secrets.

         If the employees or other parties breach our confidentiality agreements and non-competition agreements or if these agreements are not sufficient to protect our technology or are found to be unenforceable, our competitors could acquire and use information that we consider to be our trade secrets and we may not be able to compete effectively. Most of our competitors have substantially greater financial, marketing, technical and manufacturing resources than we have and we may not be profitable if our competitors are also able to take advantage of our trade secrets.

WE MAY UNINTENTIONALLY INFRINGE ON THE PROPRIETARY RIGHTS OF OTHERS.

         Many lawsuits currently are being brought in the software industry alleging violation of intellectual property rights. In addition, a large number of patents have been awarded in the voice-recognition and call processing area.

         Although we do not believe that we are infringing on any patent rights, patent holders may claim that we are doing so. Any such claim would likely be time-consuming and expensive to defend, particularly if we are unsuccessful, and could prevent us from selling our products or services. In addition, we may also be forced to enter into costly and burdensome royalty and licensing agreements.

OUR INDUSTRY IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE AND FAILURE TO ADAPT OUR PRODUCT DEVELOPMENT TO THESE CHANGES MAY CAUSE OUR PRODUCTS TO BECOME OBSOLETE.

         We participate in a highly dynamic industry characterized by rapid change and uncertainty relating to new and emerging technologies and markets. Future technology or market changes may cause some of our products to become obsolete more quickly than expected.

THE TREND TOWARD CONSOLIDATION IN OUR INDUSTRY MAY IMPEDE OUR ABILITY TO COMPETE EFFECTIVELY.

         As consolidation in the software industry continues, fewer companies dominate particular markets, changing the nature of the market and potentially providing consumers with fewer choices. Also, many of these companies offer a broader range of products than us, ranging from desktop to enterprise solutions.

         We may not be able to compete effectively against these competitors. Furthermore, we may use strategic acquisitions, as necessary, to acquire technology, people and products for our overall product strategy. The trend toward consolidation in our industry may result in increased competition in acquiring these technologies, people or products, resulting in increased acquisition costs or the inability to acquire the desired technologies, people or products. Any of these changes may have a significant adverse effect on our future revenues and operating results.

WE FACE INTENSE PRICE-BASED COMPETITION FOR LICENSING OF OUR PRODUCTS WHICH COULD REDUCE PROFIT MARGINS.

         Price competition is often intense in the software market, especially for computerized telephony software products. Many of our competitors have significantly reduced the price of their products. Price competition may continue to increase and become even more significant in the future, resulting in reduced profit margins.

RISKS RELATED TO THIS OFFERING

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

         We intend to retain any future earnings to finance the growth and development of our business. Therefore, we do not expect to pay any cash dividends in the foreseeable future. Any future dividends will depend on our earnings, if any, and our financial requirements.

THE PRICE OF OUR STOCK MAY BE AFFECTED BY A LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

         There has been a limited public market for our Class A common stock and there can be no assurance that an active trading market for our stock will continue. An absence of an active trading market could adversely affect our stockholders' ability to sell our Class A common stock in short time periods, or possibly at all. Our Class A common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our Class A common stock to fluctuate substantially.

OUR CLASS A COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

         Our Class A common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our Class A common stock by reducing the number of potential investors. This may make it more difficult for investors in our Class A common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

         o    With a price of less than $5.00 per share

         o    That are not traded on a "recognized" national exchange;

         o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

         o Issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

FUTURE SALES OF OUR CLASS A COMMON STOCK COULD CAUSE OUR STOCK PRICE TO DECLINE.

         The sale of a large number of our shares, or the perception that such a sale may occur, could lower our stock price. Such sales could make it more difficult for us to sell equity securities in the future at a time and price that we consider appropriate. As of December 31, 2005, approximately 701,296 shares of our Class A common stock could be considered "restricted securities" and saleable only upon registration under the Securities Act of 1933, upon compliance with Rule 144 of the Securities Act, or pursuant to another exemption from registration.

ISSUANCE OF OUR RESERVED SHARES OF CLASS A COMMON STOCK MAY SIGNIFICANTLY DILUTE THE EQUITY INTEREST OF EXISTING STOCKHOLDERS.

         We have reserved for issuance, shares of our Class A common stock upon exercise or conversion of stock options, warrants, or other convertible securities that are presently outstanding. Issuance of these shares will have the effect of diluting the equity interest of our existing stockholders and could have an adverse effect on the market price for our Class A common stock. As of December 31, 2005, we had all of our remaining authorized shares, approximately 9,983,696,720 shares of Class A common stock, reserved for possible future issuance.

REPORTS TO SECURITY HOLDERS

         The Company is a "reporting company" and it files reports with the Securities and Exchange Commission. In this regard, the Company files Quarterly Reports on Form 10-QSB, Annual Reports on Form 10-KSB and as required, Current Reports on Form 8-K.

         We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room located at Room 1580, Headquarters Office, 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains an Internet website at WWW.SEC.GOV that contains reports, proxies and other information regarding registrants that file electronically with the SEC, and certain of the registrant's filings are available at that website. Please call 1-800-SEC-0330 for further information on the Public Reference Room.



              SPECIAL NOTE REGARDING FORWARDING-LOOKING STATEMENTS

         Certain information included in this Form S-8 and other materials filed or to be filed by us with the Securities and Exchange Commission (as well as information included in oral or written statements made by us or on our behalf), may contain forward-looking statements about our current and expected performance trends, growth plans, business goals and other matters. These statements may be contained in our filings with the Securities and Exchange Commission, in our press releases, in other written communications, and in oral statements made by or with the approval of one of our authorized officers. Information set forth in this discussion and analysis contains various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the "Act") provides certain "safe harbor" provisions for forward-looking statements. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "predict," "project," "should," "will," and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of common stock offered under this prospectus by the selling security holders. Rather, the selling security holders will receive those proceeds directly.


                            SELLING SECURITY HOLDERS

SELLING SHAREHOLDERS

         The following table sets forth, information with respect to those individuals that are anticipated to be selling shareholders of Class A Common Stock shares under this registration statement.

         NAME                TITLE OF CLASS          SHARES OFFERED FOR RESALE
         -----------------   --------------------    -------------------------
         Jerome R. Mahoney   Class A Common Stock    2,225,000(1)
         -----------------   --------------------    -------------------------
         Lawrence A. Muenz   Class A Common Stock    2,225,000(2)
         -----------------   --------------------    -------------------------

         (1) Represents Class A Common Stock shares that may be granted from the SpeechSwitch, Inc. Directors' and Officers' Plan to repay a portion of deferred compensation and/or expenses equal to $103,217 as of December 31, 2005.

         (2) Represents Class A Common Stock shares that may be granted from the Plan to repay a portion of legal fees and/or expenses equal to $16,987 as of March 31, 2006.


         The following table sets forth information as of April 16, 2006 with respect to the beneficial ownership of our common stock before the offering by the selling security holders. As we have no way of knowing in advance the number of shares that may be issued pursuant to the exercise of stock options or the issuance of stock from the award of stock, the table of Beneficial Ownership reflects the ownership by selling shareholders as if they had converted all of the wages owed to them into Class A Common Stock. At present, we have only two officers and directors and therefore, these individuals are the only selling shareholders that can be listed at the present time. In future, other individuals may be elected to serve as an officer and/or director and the number of selling shareholders may increase or decrease. The following calculations of the percent of outstanding shares are based on 16,303,280 shares of our common stock outstanding as of the date of the table. Beneficial ownership includes shares issuable upon exercise of warrants, options, conversion of notes payable into common stock or the conversion of wages payable into common stock that are exercisable within sixty days of the date of the table. Beneficial ownership and, accordingly, percent of class ownership, are calculated according to Securities and Exchange Commission Rule 13d-3.

         The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders. All of the shares being offered under this prospectus will be issued under the Plan or the Directors' and Officers' Plan

         We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holders.

OWNERSHIP OF BENEFICIAL HOLDERS

         The following table sets forth, as of April 16, 2006 information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group.

                                               COMMON STOCK          PERCENTAGE
NAME                    TITLE OF CLASS         BENEFICIALLY OWNED    OWNERSHIP
---------------------   --------------------   ------------------   ------------
Jerome R. Mahoney       Class A Common Stock     36,852,200 (1)       69.6%(1)
---------------------   --------------------   ------------------   ------------
                        Class B Common Stock        293,217 (2)        100%(2)
---------------------   --------------------   ------------------   ------------
                        Class C Common Stock              0              0%
---------------------   --------------------   ------------------   ------------
Bruce R. Knef           Class A Common Stock              0              0%
---------------------   --------------------   ------------------   ------------
                        Class B Common Stock              0              0%
---------------------   --------------------   ------------------   ------------
                        Class C Common Stock              0              0%
---------------------   --------------------   ------------------   ------------
All directors and
executive officers as
a group (2 persons)     Class A Common Stock     36,852,200 (1)       69.6%(1)
---------------------   --------------------   ------------------   ------------
                        Class B Common Stock        293,217 (2)        100%(2)
---------------------   --------------------   ------------------   ------------
                        Class C Common Stock              0              0%
---------------------   --------------------   ------------------   ------------

(1) Assumes conversion of 293,217 shares of Class B Common stock convertible into 36,652,125 Class A Common Stock with sixty days of the date of this table.

(2) Includes deferred compensation and expenses of $103,217 and a promissory note for $190,000 convertible into Class B Common Stock by Mr. Mahoney at his option.



                              PLAN OF DISTRIBUTION

         The selling security holders and any of their respective donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. Each selling security holder may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
         o trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         o purchases by a broker-dealer as principal and re-sales by the broker-dealer for its own account;
         o an exchange distribution in accordance with the rules of the applicable exchange;
         o  privately negotiated transactions;
         o short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within his control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;
         o  transactions to cover short sales;
         o broker-dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price per share;
         o  a combination of any of these methods of sale; or
         o  any other method permitted by applicable law

         The sale price to the public may be:

         o  the market price prevailing at the time of sale;
         o  a price related to the prevailing market price;
         o  at negotiated prices; or
         o such other price as the selling security holder determines from time to time.

         The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

         Each selling security holder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if he deems the purchase price to be unsatisfactory at any particular time.

         Each selling security holder may also engage in short sales against the box, which are sales where the seller owns enough shares to cover the borrowed shares, if necessary, puts and calls and other transactions in securities of iVoice or derivatives of iVoice securities and may sell or deliver shares in connection with these trades. Each selling security holder may pledge his shares to his brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         Broker-dealers engaged by a selling security holder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Neither selling security holder has indicated to us that he expects these commissions and discounts to exceed what is customary in the types of transactions involved.

         A selling security holder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the re-sale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         A selling security holder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, neither selling security holder has entered into any agreement with a prospective underwriter, and there is no assurance as to whether any such agreement will be entered into. If a selling security holder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

         Each selling security holder and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under that act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, a selling security holder or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

         We have agreed to pay all fees and expenses incident to the registration of the shares.


                    LIMITATION OF LIABILITY: INDEMNIFICATION

         Our by-laws include an indemnification provision under which we have agreed to indemnify directors of SpeechSwitch to the fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director of SpeechSwitch.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of SpeechSwitch pursuant to the foregoing, or otherwise, SpeechSwitch has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


                                     EXPERTS

         The consolidated financial statements of SpeechSwitch, Inc. for the fiscal years ended December 31, 2004 and 2003 incorporated by reference into this prospectus have been audited by Bagell, Josephs, Levine & Company, L.L.C., independent registered public accountants, to the extent and for the periods set forth in that firm's report, are incorporated in this prospectus in reliance upon the report given upon the authority of Bagell, Josephs, Levine & Company, L.L.C., as experts in auditing and accounting.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered under this prospectus will be passed upon by Meritz & Muenz LLP, Washington, D.C.


                          TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Fidelity Transfer Company. Its telephone number is 801-466-7208.


                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. While material elements of the contracts and documents referenced in this prospectus are contained in this prospectus, statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document, which is filed as an exhibit to the registration statement.

         For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

         The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's web site address is http://www.sec.gov.

         All trademarks or trade names referred to in this prospectus are the property of their respective owners.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission allows us to incorporate by reference information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the documents listed below and all documents we subsequently file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering covered by this prospectus:

         (a) Our Quarterly Report on Form 10-QSB for the period ended June 30, 2005 and September 30, 2005, filed with the Securities and Exchange Commission.

         (b) Our Current Report on Form 8-K dated September 9, 2005.

         (c) Our Annual Report on Form 10-KSB for the fiscal year ended December
31. 2004.

         For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Notwithstanding the above, information that is "furnished to" the Commission shall not be deemed "filed with" the Commission and shall not be deemed incorporated by reference into this Registration Statement.

         We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:



                               SpeechSwitch, Inc.
                               750 Highway 34
                               Matawan, NJ 07747
                               (732) 441-7700

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         In accordance with the requirements of the Securities Exchange Act of 1934, the Company periodically files certain reports and other information with the Commission. The following documents filed with the Commission are hereby incorporated in this Prospectus by reference:

         1. Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.
         2. Our Current Report on Form 8-K dated September 9, 2005.
         3. Our Quarterly Report on Form 10-QSB for the period ended June 30, 2005 and September 30, 2005, filed with the Securities and Exchange Commission.


         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post effective amendment which indicates that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Lawrence A. Muenz, a partner of Meritz & Muenz LLP, counsel to the Company, may receive compensation for legal services provided to the Company by his firm in the form of Class A Common Stock granted under the Plan.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is a New Jersey corporation. Section 145 of the New Jersey General Corporation Law (the "New Jersey Law") empowers a New Jersey corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A New Jersey corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         Our Certificate of Incorporation and by-laws include an indemnification provision under which we have agreed to indemnify directors of iVoice to the fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director of iVoice.

         The effect of these provisions is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. These provisions do not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS

         4.1   SpeechSwitch, Inc. 2005 Stock Incentive Plan
         4.2 SpeechSwitch, Inc. 2005 Directors' and Officers' Stock Incentive Plan.
         5.1.  Legal Opinion of Meritz & Muenz LLP.
         23.   Consent of Experts and Counsel
               23.1     Consent of Bagell, Josephs, Levine & Company, L.C.C.
               23.2     Consent of Meritz & Muenz LLP.  (See Exhibit 5.1)


ITEM 9.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Matawan, New Jersey, on April 19, 2006.

         SPEECHSWITCH, INC.


By:      /s/ Bruce Knef
         Bruce Knef, President,
         Chief Executive Officer and
         Principal Financial Officer
         Director


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Bruce Knef                                     Date:    April 19, 2006
---------------------------
Bruce Knef, President,
Chief Executive Officer and
Principal Financial Officer
Director


/s/ Jerome Mahoney                                 Date:    April 19, 2006
---------------------------
Jerome Mahoney
Non-Executive Chairman and
Director



                  SPEECHSWITCH, INC. 2005 STOCK INCENTIVE PLAN

         Pursuant to the requirements of the Securities Act of 1933, the Board of Directors of the Registrant who administers the SpeechSwitch, Inc. 2005 Incentive Stock Plan, as amended have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Matawan, New Jersey, on April 19, 2006.

By:      /s/ Bruce Knef
         ---------------------------
         Bruce Knef, President,
         Chief Executive Officer and
         Principal Financial Officer



      SPEECHSWITCH, INC. DIRECTORS' AND OFFICERS' 2005 STOCK INCENTIVE PLAN

         Pursuant to the requirements of the Securities Act of 1933, the Board of Directors of the Registrant who administers the SpeechSwitch, Inc. 2005 Directors' and Officers' Incentive Stock Plan, as amended have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Matawan, New Jersey, on April 19, 2006.

By:      /s/ Bruce Knef
         ---------------------------
         Bruce Knef, President,
         Chief Executive Officer and
         Principal Financial Officer

                                INDEX OF EXHIBITS




         4.1   SpeechSwitch, Inc. 2005 Stock Incentive Plan
         4.2 SpeechSwitch, Inc. 2005 Directors' and Officers' Stock Incentive Plan.
         5.1.  Legal Opinion of Meritz & Muenz LLP.
         23.   Consent of Experts and Counsel
               23.1   Consent of Bagell, Josephs, Levine & Company, L.C.C.
               23.2   Consent of Meritz & Muenz LLP.  (See Exhibit 5.1)